EXHIBIT 10.46

                  TECHNOLOGY DEVELOPMENT AND LICENSE AGREEMENT


         This Technology Development and License Agreement ("Agreement"), is made and entered into as of October 23, 1999 (the "Effective Date"), by and between LASERSIGHT TECHNOLOGIES, INC., a Delaware corporation ("LaserSight") and QUADRIVIUM, L.L.C., an Arizona limited liability company ("Quadrivium").

         WHEREAS, Quadrivium is developing proprietary technology for a corneal reshaping procedure that achieves a refractive correction utilizing low levels of infrared energy, such procedure is commonly referred to as photothermal keratoplasty ("PTK");

         WHEREAS, Quadrivium is the owner of the entire, right, title and interest in and to certain U.S. letters patent, foreign patents and patent applications, as identified on Schedule A attached hereto and made a part hereof, pertaining to PTK (collectively, the "Licensed Patents");

         WHEREAS, Quadrivium has certain know-how and confidential technical and proprietary information directed to the Licensed Patents and PTK, as identified on Schedule B attached hereto and made a part hereof (collectively, the "PTK Technology");

         WHEREAS, Quadrivium and LaserSight desire to enter into certain agreements relating to the development, enhancement and refinement of the PTK Technology;

         WHEREAS, LaserSight desires to acquire a world-wide, exclusive license to exploit the PTK Technology and the Licensed Patents in the ophthalmic field (collectively, the "Licensed Technology"), in accordance with the terms and conditions provided herein;

         WHEREAS, Quadrivium is willing to grant such a license to LaserSight in accordance with the terms and conditions provided herein;

         NOW, THEREFORE, in consideration of the mutual promises and valuable consideration set forth herein, the parties agree as follows:

         1. Term. The term of this Agreement (the "Term") shall commence and be effective as of the Effective Date and shall continue thereafter until the date on which the last of the Licensed Patents expires, unless sooner terminated pursuant to the terms of this Agreement.

         2. Development of the PTK Technology.

            2.1   Technical   Feasibility   Demonstration   ("Phase   I").
         Commencing on the Effective Date and continuing immediately thereafter for a period of 120 days (the "Phase I Determination Period"), Quadrivium, Edward Yavitz, M.D. ("Yavitz") and Michael Berry, Ph.D. ("Berry") shall continue and complete their research and development of the Licensed Technology which shall include, without limitation, the following activities:

                  (i)   the manufacture of one or more prototype PTK systems;
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                  (ii)  performing animal eye experiments (both in vitro
         and in vivo) together with pilot human eye experiments in at least two sets of pre-clinical studies; and

                  (iii) the development of protocols and treatment algorithms to determine dose/response behavior and to optimize treatment parameters for correction of hyperopia and presbyopia.

                  At the conclusion of the Phase I Determination Period, LaserSight shall determine, in its sole discretion, whether the Licensed Technology is capable of producing a commercially viable PTK system. If LaserSight determines that the Licensed Technology is capable of producing a commercially viable PTK system, the parties shall proceed to Phase II (as described in Section 2.2), otherwise this Agreement shall terminate in accordance with Section 6. The date on which such determination is made by LaserSight shall be referred to herein as the "Phase I Determination Date." Notwithstanding the foregoing, LaserSight, in its sole discretion, shall have the option to extend the Phase I Determination Period for an additional period not to exceed 90 days to continue the Phase I development activities.

                  2.2 Additional Clinical Studies and Commercialization ("Phase II"). Unless this Agreement is otherwise terminated in accordance with
         Section 6, commencing on the Phase I Determination Date and continuing thereafter until the Phase II Completion Date (as defined herein), LaserSight, with assistance from Quadrivium, Yavitz and Berry (which Quadrivium, Yavitz and Berry shall provide when reasonably requested by LaserSight), shall conduct clinical studies of the PTK system in Germany, Canada, Japan and other foreign countries that are reasonably designated by LaserSight after consultation with Quadrivium.

                  The Phase II clinical studies shall be performed for the purposes of (i) testing and refining the clinical protocols and treatment algorithms on that number of international patients that is established by LaserSight after consultation with Quadrivium, and (ii) capturing necessary post-treatment follow-up data. The Phase II clinical studies shall be conducted in accordance with the clinical protocols developed during the Phase I development activities and such other protocols which may be approved in writing by LaserSight.

                  Upon  the  completion  of  the  Phase  II  clinical   studies,
         LaserSight may pursue regulatory approval for selling a PTK system in such countries as LaserSight reasonably determines, and Quadrivium shall assist LaserSight in any reasonable manner necessary for LaserSight to receive such approval or approvals. The date on which LaserSight, or its designee, commences commercial shipments of the PTK system shall be referred to herein as the "Phase II Completion Date."
         If upon completion of the Phase II clinical studies, LaserSight determines, in its sole discretion, that the Licensed Technology is not capable of producing a commercially viable PTK system, this Agreement shall terminate in accordance with Section 6.
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                  It is  anticipated  that if  LaserSight  commences  commercial shipments of a PTK system outside of the United States, then LaserSight will pursue regulatory approval for a PTK system within the United States. When requested by LaserSight, Quadrivium shall assist in any reasonable manner necessary for LaserSight to receive such approval in the United States.

                  2.3 PTK Technology Development Cost and Budget. Prior to the expiration of the 30-day period immediately following the Effective Date, Quadrivium shall present to LaserSight, for LaserSight's approval, a detailed budget (the "Technology Development Budget") which itemizes the resources to be expended during the Phase I and Phase II clinical development activities and sets forth a timeline during which such resources shall be expended. No material changes shall be made to the Technology Development Budget without the prior written approval of LaserSight and Quadrivium.

                  On a monthly basis during the Phase I and Phase II development periods, as applicable, Quadrivium will submit a written notice to LaserSight (each an "Advance Notice") that sets forth an itemized list of expenses that will be incurred during the next month together with a brief description of the anticipated timing and purposes of such expenditures. Provided that such expenditures are reflected in the Technology Development Budget and the advance limits described below have not been exceeded, LaserSight shall pay to Quadrivium the amounts requested in the Advance Notice within 15 business days of LaserSight's receipt thereof. Quadrivium agrees to use any such payments made by LaserSight for the purposes described in the relevant Advance Notice.

                  Notwithstanding anything set forth in this Agreement to the contrary, in no event shall LaserSight be required to make advances to Quadrivium which in the aggregate exceed (i) $300,000 for all costs and expenses associated with the Phase I development activities, and (ii) $2,000,000 for all costs and expenses associated with the Phase II development activities.

                  Within 30 days after the end of each of LaserSight's fiscal quarters during the Phase I and Phase II, if applicable, development period, Quadrivium will provide LaserSight with an itemized statement (the "Technology Development Reconciliation") setting forth the total amounts LaserSight advanced pursuant to Advance Notices delivered during the prior fiscal quarter in connection with the Phase I development activities or Phase II development activities, as the case may be, and a description of how such advances were utilized, together with such other supporting documentation as may be reasonably requested by LaserSight. Unless LaserSight disputes the amount reflected in the Technology Development Reconciliation within 15 business days after LaserSight's receipt thereof, all amounts reflected shall be deemed to have been expended in accordance with the Technology Development Budget. If it is determined that Quadrivium has made expenditures not in accordance with the Technology Development Budget, Quadrivium shall be required to reimburse LaserSight for any such amounts. Any dispute arising in connection with any quarterly Technology Development

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         Reconciliation shall be resolved in accordance with the dispute resolution procedures described in Section 4(b) of this Agreement.

3.       Grant of License.

         (a) Quadrivium hereby grants to LaserSight and its Affiliated Companies (as defined herein) during the Term a world-wide, exclusive right and license to exploit the Licensed Technology in the ophthalmic field. As used herein, the term Licensed Technology shall include those patents and patent applications listed on Schedule A, and any reissues, reexaminations, divisionals, continuations, and continuations-in-part thereof and any foreign counterparts thereof and all of the PTK Technology identified on Schedule B from time to time. If subsequent to the Effective Date, any of Quadrivium, or its members, officers, agents or affiliates is issued a new patent or receives a license for a new patent that relates to PTK Technology (other than the Licensed Patents), Quadrivium shall notify LaserSight in writing of such patent. For a period of 90 days from such notification, LaserSight shall have the right to notify Quadrivium in writing that it intends to add such patent to the list of Licensed Patents on Schedule A hereto. If LaserSight elects to add such patent to the list of Licensed Patents, the patent will be included in the license granted under this Agreement without any additional compensation being due. Any such added patents shall be deemed to be Licensed Patents for purposes of this Agreement.

         (b) Upon the execution of this Agreement, Quadrivium shall promptly disclose in writing and deliver to LaserSight all information it possesses relating to the Licensed Technology.

         (c) All past, present and future discoveries, inventions, technology, know-how, enhancements, improvements, modifications or other developments directly relating to the Licensed Technology and PTK, whether or not patented or patentable in any country, shall be promptly disclosed in writing to LaserSight by Quadrivium revising Schedule B and providing a copy of such schedule to LaserSight, and once such items are so disclosed, such items shall be deemed part of the Licensed Technology owned by Quadrivium and licensed by LaserSight under this Agreement. If LaserSight disagrees that items disclosed in accordance with this Section 3(c) directly relate to PTK, then such dispute shall be resolved in accordance with the dispute resolution procedures described in Section 4(b) of this Agreement.

         (d) Quadrivium further grants to LaserSight and any of its Affiliated Companies the right to sublicense the Licensed Technology to Users (as defined herein) under the exclusive license granted hereunder.

         For purposes of this Agreement the term "Affiliated Companies" shall mean any person or entity controlling, controlled by or under common control with another person. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any person or entity, shall mean the possession, directly or indirectly, of the power to direct and cause the direction of the management and policies of

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         such person or entity, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, the term "Users" shall mean any party which utilizes any PTK Apparatus (as defined herein).

4.       Consideration.

         (a) LaserSight Incorporated Common Stock. LaserSight shall issue and deliver 200,000 shares of LaserSight Incorporated common stock, $.001 par value per share ("Common Stock"), as follows:

                  (i) On the date this Agreement is signed by each of the parties hereto, LaserSight shall send its transfer agent an irrevocable letter of direction to issue two stock certificates each representing 100,000 shares of Common Stock in the name of Quadrivium. The certificates representing the shares of Common Stock issued in accordance with this Section 4(a) (collectively, the "Quadrivium Shares") shall be delivered to and held in escrow by LaserSight Incorporated. The parties acknowledge and agree that during the period the Quadrivium Shares, or any part thereof, are being held in escrow, Quadrivium is entitled to (A) exercise any and all voting and other consensual rights pertaining to the Quadrivium Shares or any part thereof, and (B) receive and retain any and all dividends and other distributions paid in respect of the Quadrivium Shares. The Quadrivium Shares shall be released from escrow upon the occurrence of the events described in Section 4(a)(ii) and (iii) below. The issuance of the Quadrivium Shares shall be contingent on and subject to LaserSight's receipt from Quadrivium and Yavitz and Berry, as applicable, of (A) stock powers duly executed by Quadrivium in blank, in form and substance satisfactory to LaserSight (such stock powers will be held in escrow by LaserSight Incorporated), (B) an Investors Certificate, the form of which is attached hereto as Exhibit 1, and (C) a fully executed Assignment of TradeMark Option Agreement whereby Quadrivium would grant to LaserSight an option, during the 24-month period immediately following the Effective Date, to acquire all right, title and interest in and to the trademarks "The Best Value in Sight" and "NIR Vision Correction", the form of which is attached hereto as Exhibit 2.


                  (ii) If (A) on the Phase I Determination Date LaserSight determines, in its sole discretion, that the Licensed Technology is capable of producing a commercially viable PTK system, or (B) on or before the Phase I Determination Date Quadrivium exercises its right to terminate this Agreement in accordance with Section 6.1(a), (c) or (f) of this Agreement (in which case this Agreement shall terminate in accordance with Section 6 hereof), LaserSight Incorporated, within five business days of such determination or notice of such termination, as applicable, shall release (X) 100,000 of the Quadrivium Shares to Quadrivium if such release was triggered by events described in Section 4(a)(ii)(A) hereof, or (Y) all of the Quadrivium Shares if such release was triggered by events described in Section 4(a)(ii)(B) above.

                  Alternatively, if (A) on the Phase I Determination Date LaserSight determines, in its sole discretion, that the Licensed Technology is not capable of producing a commercially viable PTK system, or (B) on or before the Phase I Determination Date LaserSight

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         exercises its right to terminate this Agreement in accordance with
         Section 6.1(a), (d) or (f) of this Agreement, this Agreement shall terminate in accordance with Section 6 of this Agreement, and the Quadrivium Shares shall be released from escrow and LaserSight Incorporated is hereby directed to endorse the stock powers that accompanied the Quadrivium Shares in order to transfer the ownership of the Quadrivium Shares from Quadrivium to LaserSight Incorporated.

                  (iii) Within five business days after (A) the Phase II Completion Date, or (B) the date on which Quadrivium provides notice to LaserSight that Quadrivium is exercising its right to terminate this Agreement in accordance with Section 6.1(a), (c) or (f) (in which case this Agreement shall terminate in accordance with Section 6 hereof), LaserSight Incorporated shall release the remaining Quadrivium Shares to Quadrivium. If (A) upon completion of the Phase II clinical studies it is determined by LaserSight that the international commercialization of the PTK system is not viable, or (B) on or before the Phase II Completion Date LaserSight exercises its right to terminate this Agreement in accordance with Section 6.1(a), (d) or (f), this Agreement shall terminate in accordance with Section 6 of this Agreement, and the remaining Quadrivium Shares shall be released from escrow and LaserSight Incorporated is hereby directed to endorse the stock powers that accompanied the remaining Quadrivium Shares in order to transfer the ownership of the Quadrivium Shares from Quadrivium to LaserSight Incorporated.

         (b) Royalty Payments. During the period commencing on the Phase II Completion Date and continuing during the Term, LaserSight shall pay
Quadrivium: (i) a per procedure royalty equal to $35 (as adjusted pursuant to this Section 4(b)) for each PTK procedure (the "Per Procedure Fee") that substantially utilizes the PTK Technology in connection with the performance of such procedure or is performed utilizing an infrared device (the "PTK Apparatus") that is covered by the claims contained in the Licensed Patents and manufactured by or for, and sold by, LaserSight; and (ii) a one time product royalty (the "Product Royalty") in an amount equal to 10% of the sales price of any PTK Apparatus that is sold by or on behalf of LaserSight, less bona fide charges with respect to packaging, transportation, insurance, installation, training, duties, commissions, taxes, discounts and allowance for returns. The sales price shall not include the price of service contracts, replacement or ancillary components that may be sold to LaserSight's customers from time to time that are not themselves a PTK Apparatus. In addition, LaserSight shall not be required to pay the Product Royalty for any PTK Apparatus that is placed in service without any initial charge to the User. The Per Procedure Fee shall be adjusted on the fourth anniversary of the Effective Date and every four years thereafter to reflect the cumulative percentage increase or decrease in the Consumer Price Index for All Urban Consumers (the "CPI-U") as published by the Bureau of Labor Statistics or any successor thereto. Such cumulative percentage increase or decrease in the CPI-U shall be (i) determined by using October 1999 as the base period, (ii) applied to the base amount of $35 to determine the amount of increase or decrease, as applicable, to the Per Procedure Fee, and
(iii) added to or subtracted from, as applicable, $35.

         Notwithstanding anything set forth in this Section 4(b) to the contrary, if LaserSight is required to pay a royalty or other fee or assessment to any third party as a result of LaserSight or a User performing PTK procedures (collectively, a "Third Party Royalty"), the Per Procedure Fee shall be

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decreased by the Reduction Amount (as defined herein). For purposes of this
Agreement, the "Reduction Amount" shall mean the amount resulting from multiplying the Per Procedure Fee then in effect by a fraction (i) the numerator of which shall be total amount of per procedure royalties (other than the Per Procedure Fee) that LaserSight is required to pay as a result of its or a User's performance of a PTK procedure, and (ii) the denominator of which shall be the then current amount being charged by LaserSight to User's for each PTK procedure that is performed using a PTK Apparatus. If LaserSight is required to pay a Third Party Royalty which is not in the form of a per procedure fee, LaserSight shall use it best efforts to convert the amount of such Third Party Royalty to a per procedure fee for purposes of calculating the Reduced Amount.

         LaserSight and Quadrivium acknowledge and agree that any amount paid by LaserSight to any Affiliated Companies shall not be considered a Third Party Royalty.

         Any dispute, controversy or claim arising out of this Section 4(b), or the breach hereof, that cannot be settled through negotiation shall be settled
(i) first, by the parties trying in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association (the "AAA") (such mediation session to be held in Winter Park, Florida, and to commence within 15 days of the appointment of the mediator by the AAA), and (ii) second, by binding arbitration administered by the AAA under its Commercial Arbitration Rules (such arbitration to be held in Winter Park, Florida, and to commence within 15 days of the appointment of a single arbitrator by the AAA), and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

         (c) Terms of Payments. Within 45 days after the end of each of LaserSight's fiscal quarters which commence after the Phase II Completion Date, LaserSight will (i) provide Quadrivium with a statement setting forth the number of PTK procedures that were performed utilizing a PTK Apparatus, and the number of PTK Apparatus sold, during the prior fiscal quarter and cumulative for all prior applicable periods, and (ii) deliver to Quadrivium, a LaserSight check in the amount of the aggregate Per Procedure Fees and Product Royalties then due with respect to the immediate prior quarter.

         LaserSight shall keep, maintain and preserve during the Term, and for a period of one (1) year immediately thereafter (or such longer time, if applicable, until any existing dispute regarding the Per Procedure Fee and the Product Royalty is finally resolved, without further right of appeal), books, accounts, records and other materials used to calculate the royalty payments described in Section 4(b) in a manner such that the information contained in the statements referred to in this Section 5(b)Section 4(c) may be readily determined. Quadrivium and/or its duly authorized representatives, shall have the right to inspect and audit the books, accounts, records and other materials used to calculate the royalty payments described in this Section 4(c) during reasonable business hours and upon at least five business days notice by Quadrivium and/or its representatives.

5. Restricted Shares. Quadrivium acknowledges and agrees that the Quadrivium Shares (i) are authorized but previously unissued Common Stock which have not been registered under the Securities Act of 1933, as amended ("the Act") or any state securities laws, (ii) have been acquired for

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investment  purposes and not with a view to  distribution  or  resale,  (iii)
may not be sold or transferred unless such shares have been registered under the Act, or unless an exemption from registration is available, and (iv) the certificates representing such shares shall bear substantially the following legend:

                  THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER SUCH SECURITIES ACTS AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

The Quadrivium Shares have those registration rights that are more fully described in that certain Registration Rights Agreement, dated as of the date hereof, between Quadrivium and LaserSight Incorporated, the form of which is attached hereto as Exhibit 3.

6.       Termination.

         6.1 Termination Events. During the Term, this Agreement may be terminated as follows:

         (a) Either party may terminate this Agreement upon the occurrence of a default or material breach of the terms hereof by the other party, provided that such right to terminate may not be exercised unless such default or breach has not been cured within 10 days after written notice of such default or breach has been supplied to the defaulting or breaching party.

         (b) This Agreement shall terminate as of the Phase I Determination Date or the Phase II Completion Date if LaserSight determines, in its sole discretion, that the Licensed Technology is not capable of producing a commercially viable product.

         (c) Provided that there is no current dispute relating to a quarterly Technology Development Reconciliation that is in the process of being resolved in accordance with the terms of this Agreement, this Agreement may be terminated by Quadrivium, if LaserSight fails to make any advances as contemplated by the Technology Development Budget and required in accordance with Section 2.3 hereof, and such failure has not been cured within 10 days after written notice of such failure has been supplied to LaserSight by Quadrivium.

         (d) LaserSight may terminate this Agreement if any of Quadrivium, Yavitz or Berry fails to assist in the Phase I or Phase II studies as contemplated by this Agreement.

         (e) This Agreement may be terminated at any time by mutual agreement of the parties.

         (f) If either party goes into liquidation, has a receiver appointed for all or any portion of its property or estate, is adjudged bankrupt or insolvent, files a voluntary petition of bankruptcy, has a petition in bankruptcy filed against it or makes an assignment for the benefit of its creditors, and whether any such event is the outcome of the voluntary act of such party or otherwise, the other party, at its option, may terminate this Agreement immediately by providing notice of such termination.

         6.2 Obligations Upon Termination. Upon termination of this Agreement neither party shall have any further obligation to the other under this Agreement except for (i) obligations accruing prior to the date of termination; and (ii) obligations, promises or covenants in this Agreement which are expressly intended to extend beyond the term of this Agreement. Quadrivium acknowledges and agrees that the term of any sublicense which has been granted by LaserSight or any of its Affiliated Companies to a User shall not terminate upon the termination of this Agreement, but rather, the term of any such sublicense shall continue in accordance with the terms and conditions set forth in such sublicense.

         6.3 Rights to Future Developments. If after the termination of this Agreement for any reason, Quadrivium intends to (i) grant a license covering the Licensed Technology in the ophthalmic field to any third party, or
(ii) exploit the Licensed Technology for its own benefit, Quadrivium shall give written notice to LaserSight of its intention to grant such license (the "Grant Notice") or to exploit the Licensed Technology (the "Exploitation Notice"). The Grant Notice, in addition to stating the fact that Quadrivium intends to grant the license shall state (i) that the notice is being given as required by this Agreement, (ii) the nature of the license to be granted, (iii) the name, occupations and business and residence addresses of the proposed licensee, and
(iv) a brief description of the terms and conditions under which the license is to be granted. The Exploitation Notice shall describe the manner in which Quadrivium intends to exploit the Licensed Technology. Upon receipt of the Grant Notice or the Exploitation Notice, LaserSight for a period of 30 days, may exercise an option to enter into a license agreement with Quadrivium for a term which shall expire on the date of the last to expire of the Licensed Patents and upon the same terms and conditions as described in this Agreement. The obligations of Quadrivium described in this Section 6.3 shall survive the termination of this Agreement, and this Agreement shall inure to the benefit of and be binding on any successor or assign of the Licensed Technology. Quadrivium shall require any successor (whether direct or indirect, by reason of a purchase, merger, consolidation, or otherwise) to the Licensed Technology to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Quadrivium is required to perform under this Agreement.

7.       Representations and Warranties.

         (a)  Quadrivium. Quadrivium represents, warrants and covenants:

              (i) that it is the sole and exclusive owner of the Licensed Technology and that it has full legal capacity, power and authority to (A)

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                      enter into this Agreement, (B) fully perform
                      all of its obligations hereunder, and (C) grant the license concerning the Licensed
                      Technology to LaserSight;

              (ii) that to its knowledge all of the Licensed Technology known to it has been or will be promptly disclosed and delivered to
                      LaserSight and included in the license
                      granted hereunder;

              (iii) that it shall maintain accurate logs and records of technical information concerning the Licensed Technology and any developments, enhancements or refinements thereof. Upon request by LaserSight, Quadrivium shall provide access to or copies of such logs and records to LaserSight;

              (iv) that Schedule A represents a complete and accurate list of all jurisdictions and registration numbers related to such jurisdictions where those patents owned by or licensed to Quadrivium that pertain to PTK have been registered, and there are no other jurisdictions where such patents have been registered or an application for registration has been made;

              (v) that Schedule B represents a complete and accurate list of all PTK Technology and that Quadrivium shall update Schedule B from time to time to reflect additional developments, enhancements or refinements to the PTK Technology.

              (vi) it has not previously licensed or used the Licensed Patents or any part thereof anywhere in the world, and will not do so during the Term; provided that nothing contained herein shall preclude Quadrivium from licensing the Licensed Patents for uses other than in the ophthalmic field;

              (vii)   it  has  not  licensed,  used  or  disclosed
                      (except for disclosure to those parties identified on Schedule C hereto, which parties have entered into a valid, binding and enforceable agreement with Quadrivium not to disclose the PTK Technology to any third party or use the PTK Technology for its own or any third party's commercial advantage or otherwise) the PTK Technology or any part thereof anywhere in the world, and will not do so during the Term;

              (viii) that to its knowledge no part of the Licensed Technology is being infringed anywhere in the world;

              (ix)    that to its  knowledge  each of the Licensed
                      Patents are valid and enforceable, and that to its knowledge neither LaserSight's practice of the Licensed Technology as contemplated by this Agreement nor any part of the Licensed Technology will infringe the rights of any third parties; and

              (x) Yavitz and Berry are the owners of all of the membership interests of Quadrivium that are currently issued and outstanding and there are no outstanding options, rights or commitments of any kind relating to membership interests in Quadrivium.

         (b)  LaserSight. LaserSight represents, warrants and covenants:

              (i)     that  it  has  the  full  legal   power  and
                      authority to enter into this Agreement and to fully perform all of its obligations hereunder; and

              (ii) that its performance hereunder will comply with all applicable laws, ordinances, regulations and codes.

          8. Maintenance of the Licensed Patents. Quadrivium shall be obligated to pay all fees and costs necessary to maintain the Licensed Patents in the United States, as applicable, for the respective full term of each Licensed Patent. If Quadrivium is unwilling to pay all fees and costs necessary to maintain the Licensed Patents in the United States, as applicable, LaserSight shall have an option to pay such costs and make such payments. If LaserSight exercises its option to make such payments Quadrivium agrees to assign to LaserSight all of Quadrivium's right, title and interest in each such Licensed Patent in the ophthalmic field, and LaserSight may deduct the amount of such payments from amounts, if any, which have accrued prior to such assignment and are payable to Quadrivium pursuant to this Agreement.

          9. Additional Filings; Approvals . If LaserSight (i) desires to obtain patent protection relating to any further discoveries, inventions, technology, know-how, enhancements, improvements, modifications or other developments relating to the Licensed Technology in any country where such patent protection may be granted and has not been granted as of the Effective Date, or (ii) is required to file with any governmental or other licensing agency any form or application related to the Licensed Technology, Quadrivium, without additional consideration, shall provide all assistance reasonably necessary to enable LaserSight to obtain such regulatory approval, licensing approval or patent protection, as the case may be. The costs of obtaining all relevant approvals or protection shall be borne solely by LaserSight.

         10.    Patent Enforcement/Defense.

              10.1 Enforcement. Upon learning of the infringement of any of the Licensed Patents in the ophthalmic field by third parties, each party shall inform the other in writing of that fact, and shall supply the other with any evidence available pertaining to the infringement. LaserSight may, at its own discretion and at its own expense, take whatever steps are necessary to stop the infringement of said Licensed Patent in the ophthalmic field and, with respect to said Licensed Patent which LaserSight is enforcing, LaserSight shall have the sole right to recover damages and/or settlement proceeds from the resolution of such an infringement claim; provided, however, that notwithstanding anything to the contrary herein that in any enforcement action brought by LaserSight involving its rights under this Agreement, Quadrivium and such other person having rights in the Licensed Patents, shall in its sole discretion, be entitled to enter such action as a third party and defend any counterclaims, cross claims or other claims in connection with the validity or enforcement of the Licensed Patents. If Quadrivium or such other party having rights in the Licensed Patents elects to enter such action, Quadrivium or such other party shall pay all of its legal costs and expenses, including attorneys' fees and costs and experts' fees in connection with the patent enforcement or validity issues. LaserSight will not compromise or settle any claim, action or proceeding involving the Licensed Patents, where such action would impact the validity or enforceability of the Licensed Patents, without the prior written approval of Quadrivium and such other person having rights in the Licensed Patents, which approval shall not be unreasonably withheld. This Section 10.1 shall survive expiration or other termination, for any reason, of this Agreement.

              10.2 Quadrivium as Party. In the event of the initiation of legal proceedings under Section 10.1, Quadrivium or Quadrivium's assignee of the applicable Licensed Patent, at LaserSight's request and at LaserSight's expense, shall agree to become a named party in such litigation if, in LaserSight's sole discretion and opinion, Quadrivium or Quadrivium's assignee's appearance in such action is necessary and prudent to adjudicate the disputed rights in such action. In the event Quadrivium or Quadrivium's assignee appears in such action pursuant to this Section 10.2, LaserSight shall indemnify Quadrivium and Quadrivium's assignee for all reasonable attorney fees paid by Quadrivium or Quadrivium's assignee for attorneys chosen by Quadrivium and Quadrivium's assignee, in its own discretion.

              10.3 Patent Defense. Should any litigation by a third party against LaserSight alleging that LaserSight's or any User's practice of the Licensed Technology as contemplated by this Agreement or the manufacture, use or sale of the PTK system infringes any patent or rights under a patent of such third party arise, LaserSight shall promptly notify Quadrivium of such litigation, and LaserSight shall defend and/or settle such litigation at its sole cost and expense. If requested by LaserSight, Quadrivium shall, and Quadrivium shall cause its officers, members, employees and agents to, cooperate and participate with LaserSight in such litigation.

         11. Confidentiality. LaserSight and Quadrivium shall not, and shall not permit their respective officers, employees or affiliates to, make any disclosures concerning this Agreement until such time as the parties have mutually agreed upon the language and timing of a press release or until such time as LaserSight determines, based on advice of counsel, that a public announcement is required by law, in which case LaserSight may make a public announcement.

         12. Nondisclosure of Confidential Information. Each of Quadrivium, Yavitz and Berry acknowledge and agree that they may have access to LaserSight's and its affiliates' confidential business plans, patents, copyrights, trademarks, tradenames, trade secrets, methods of operations, performance standards, pricing policies, marketing strategies, records and other information about LaserSight's and its affiliates' operations and business of a confidential nature (collectively, the "Confidential Information"), and none of Quadrivium, Yavitz or Berry shall in any manner, directly or indirectly, disclose or divulge the Confidential Information to any other person, firm, corporation or other third party, whether directly or indirectly, in competition with LaserSight for any use or purpose, except as required by law or with the prior express written authorization of LaserSight.

         The parties agree that the Confidential Information may be disclosed to Quadrivium's directors, officers, managers, members, employees or agents who need to know such information solely for purposes of performing Quadrivium's obligations under this Agreement (it being agreed that such directors, officers, managers, members, employees and agents shall be informed by Quadrivium of the confidential nature of the Confidential Information and that by receiving such information such parties are agreeing to be bound by the terms of this Section
12).

         13. Independent Contractor. This Agreement does not in any way create the relationship of principal and agent or employer and employee between Quadrivium and LaserSight, and under no circumstances shall LaserSight be considered to be the agent or employee of Quadrivium. Neither party shall act or attempt to act, or represent itself directly or by implication, as agent or employee of the other party or in any manner assume or create, or attempt to assume or create, any obligation on behalf of or in the name of the other party and will not make any representations, guarantees or warranties on behalf of, or in the name of the other party with respect to the Licensed Technology.

         14. Notice. Any notice or other communication required or permitted hereunder shall be deemed given on the date delivered if delivered personally or by facsimile with proper evidence of transmission, or five days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed:

         If to Quadrivium:

                  Quadrivium, L.L.C.
                  973 Featherstone Road
                  Suite 350
                  Rockford, Illinois 61107
                  Attention:  Edward Yavitz, M.D.
                  Facsimile:  (815) 394-4311

         If to LaserSight:

                  LaserSight Technologies, Inc.
                  3300 University Boulevard
                  Suite 140
                  Winter Park, Florida  32792
                  Attention:  President
                  Facsimile:  (407) 678-9982

         With a copy to:

                  The Lowenbaum Partnership, LLC
                  222 South Central Avenue
                  Suite 901
                  St. Louis, Missouri. 63105
                  Attention:  Timothy L. Elliott, Esq.
                  Facsimile:  (314) 746-4848

         15. Waiver. Neither waiver by either party of any breach or default under this Agreement by the other party, nor the failure of either party to exercise promptly its rights in the event of such breach or default, shall be construed as a waiver of any subsequent breach or default or of any term, condition or provision of this Agreement.

         16. Attorneys Fees. In the event that either party incurs costs and fees, including attorneys' fees, in enforcing its or their rights under this Agreement, the party substantially prevailing in any suit or action, including any appeal, shall be entitled to recover from the other such costs and attorneys' fees.

         17. Severability. Each provision hereof is intended to be severable and the invalidity or illegality of any portion of this Agreement shall not affect the validity or legality of the remainder hereof.

         18. Governing Law. The validity, formulation, interpretation and performance of this Agreement shall be governed by the laws of the State of Florida, without giving effect to choice of law principles. The parties do hereby irrevocably submit themselves to the personal jurisdiction of the United States District Court for the Middle District of Florida and do hereby irrevocably agree to service of such court's process upon them.

         19. Entire Agreement. This Agreement, including the schedules and exhibits hereto, which are incorporated herein by this reference, represent the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior or contemporaneous understandings between the parties. This Agreement may not be amended, supplemented or modified except by a subsequent written agreement signed by both parties hereto.

         20. Assignment. Neither this Agreement nor any rights hereunder or interest herein may be assigned by either party without the prior specific written consent of the other party.

         21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument.

         22.    Captions.   The  captions   contained  herein  are  intended
for convenience of reference only and shall not be used to interpret any of the terms or provisions hereof.

         23.    Additional  Documents.   The  parties  hereto  agree  to
execute, acknowledge and deliver such further documents as may be necessary or proper to carry out the purpose and intent of this Agreement.

         24. Availability of Personnel. Quadrivium agrees to make the services of Berry available to LaserSight and Quadrivium acknowledges and agrees that Berry's performance of his obligations under this Agreement will not violate the terms and conditions of that certain Consulting Agreement dated March 17, 1997 between Quadrivium and Antropix Corporation. Berry and Yavitz agree that they each shall take all actions reasonably necessary to assist Quadrivium in satisfying its obligations under this Agreement.

         25. Obligations Upon the Occurrence of a Change in Control. If prior to the Phase I Determination Date or the Phase II Completion Date a Change of Control (as defined herein) occurs, and after the Change of Control is effected, LaserSight or its successor, as the case may be, shall materially breach its obligations hereunder, and if such breach is not cured within 30 days after written notice of such breach from Quadrivium to LaserSight or its successor, as the case may be, then the Quadrivium Shares that have not been released from escrow in accordance with the terms and conditions of Section 4(a), shall be immediately delivered to Quadrivium.

                For purposes of this Agreement "Change of Control" shall mean:
(i) the acquisition by any person or entity of 80% or more of the then-outstanding Common Stock; provided, however, that no Change of Control shall occur solely by reason of any such acquisition by a corporation with respect to which, after such acquisition, more than 60% of the then-outstanding common shares of such corporation are then beneficially owned, directly or indirectly, by the persons who were the beneficial owners of the Common Stock immediately before such acquisition in substantially the same proportions as their respective ownership, immediately before such acquisition, of the then-outstanding Common Stock; or (ii) approval by the stockholders of LaserSight Incorporated of a merger, reorganization or consolidation ("Transaction") with respect to which persons who were the respective beneficial owners of the Common Stock immediately before the Transaction do not, immediately thereafter, beneficially own, directly or indirectly, more than 60% of the then-outstanding common shares of the corporation resulting from the Transaction.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


QUADRIVIUM, L.L.C.                            LASERSIGHT TECHNOLOGIES, INC.



By:   /s/Edward Yavitz, M.D.                By: /S/Michael R. Farris
   -------------------------------               -------------------------------

Its:  President                             Its: Chief Executive Officer
   -------------------------------               -------------------------------


Solely for the purpose of acknowledging
their respective obligations pursuant to
Sections 2.1, 2.2, 12 and 24 of this Agreement:

 /s/Michael Berry
-------------------------------------
 Michael Berry

 /s/Edward Yavitz
-------------------------------------
 Edward Yavitz

                                   SCHEDULE A
                                   ----------


                                Licensed Patents
                                ----------------

Patent/Patent Application                          Description
-------------------------                          -----------

U.S. Patent No. 5,820,624                          System for altering corneal
                                                   tissue

U.S. Patent Application No. 09/364,955             Disposable light source for
                                                   photothermal treatment of
                                                   human tissue

U.S. Patent Application No. 09/078,368             System for altering tissue
                                                   beneath an outer layer of
                                                   tissue

U.S. Patent Application (being prepared)           System for infrared molding
                                                   of the cornea

                                   SCHEDULE B
                                   ----------
                                                   Last Updated on:  10/22/99
                                                                     --------
                                 PTK Technology
                                 --------------

1.       U.S. Patent No. 5,820,624.

2. Method and apparatus disclosed in patent application titled "Disposable Light Source for Photothermal Treatment of Human Tissue" related to a non-laser infrared energy source for shrinking corneal tissue either under a "LASIK" flap or through deuterium-treated epithelium.

3. All proprietary technical information included in the "Shaper Vision" Business Plan provided to LaserSight in August 1999.

                                   SCHEDULE C
                                   ----------

               Parties to Which PTK Technology Has Been Disclosed


1.       Alcon received a copy of U.S. Patent No. 5,820,624.

2. Johnson & Johnson received a copy of U.S. Patent No. 5,820,624 and participated in a meeting in Jacksonville, Florida.

3. CIBAVISION received a copy of U.S. Patent No. 5,820,624 and mention of non-laser light source without specifics.